                                                                      EXHIBIT 11


              CHAMPION INTERNATIONAL CORPORATION AND SUBSIDIARIES

       CALCULATION OF BASIC EARNINGS (LOSS) PER COMMON SHARE AND DILUTED
                       EARNINGS (LOSS) PER COMMON SHARE

                        (In millions, except per share)


                                                                               Years Ended December 31,
                                                                         -----------------------------------

                                                                           1999          1998         1997
                                                                         --------      --------     --------
Basic earnings (loss) per common share (1):
     Income (loss) before extraordinary item                               $  237         $  75      $  (549)
     Extraordinary item, net of taxes                                          (5)            -            -
                                                                         --------      --------     --------
     Net income (loss) applicable to common stockholders                   $  232         $  75      $  (549)
                                                                         ========      ========     ========

     Average number of common shares outstanding                             95.9          95.9         95.8
                                                                         ========      ========     ========

     Basic earnings (loss) per share:
         Income (loss) before extraordinary item                           $ 2.48         $ .79      $ (5.72)
         Extraordinary item                                                  (.05)            -            -
                                                                         --------      --------     --------
         Net income (loss)                                                 $ 2.43         $ .79      $ (5.72)
                                                                         ========      ========     ========

Diluted earnings (loss) per common share (1, 2):
     Net income (loss) on a diluted basis                                  $  232         $  75      $  (549)
                                                                         ========      ========     ========

     Average number of common shares outstanding                             95.9          95.9         95.8

     Add common share effect, assuming conversion
        of potentially dilutive securities                                    0.5           0.7            -
                                                                         --------      --------     --------

     Average number of common shares outstanding
        on a diluted basis                                                   96.4          96.6         95.8
                                                                         ========      ========     ========

     Diluted earnings (loss) per share:
         Income (loss) before extraordinary item                           $ 2.46         $ .78      $ (5.72)
         Extraordinary item                                                  (.05)            -            -
                                                                         --------      --------     --------
         Net income (loss)                                                 $ 2.41         $ .78      $ (5.72)
                                                                         ========      ========     ========

(1) Basic earnings per share is computed by dividing net income applicable to common stockholders by the average number of common shares outstanding during the year. The computation of diluted earnings per share assumes that the average number of common shares outstanding is increased by dilutive common share equivalents.

(2) Potentially dilutive securities at December 31, 1999 included shares issuable pursuant to certain stock-based compensation arrangements. These securities included 309,500 shares issuable upon the vesting of the restricted share units as well as 136,000 shares issuable upon the exercise of stock options calculated using the treasury stock method. Potentially dilutive securities in 1997 were not included in the computation of diluted earnings per share because the effect would have been antidilutive.